Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated June 27, 2024, except for Note 14, as to which the date is February 25, 2025, relating to the consolidated financial statements of Everbright Digital Holding Limited, appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OneStop Assurance PAC

Singapore

March 21, 2025